EXHIBIT 99.1


              IRONCLAD PERFORMANCE WEAR REPORTS FOURTH QUARTER AND
                         FISCAL YEAR ENDED 2006 RESULTS

   Q4 2006 Net Sales Increase 52% to $3.9 million; Fiscal Year 2006 Net Sales
                          Increase 33% to $9.6 million

             Company Reaffirms Full-Year 2007 Guidance of 46% to 56%
                            Revenue Growth over 2006

LOS ANGELES, CA - March 5, 2007 - Ironclad Performance Wear Corporation (ICPW.OB), a leader in high-performance gloves and apparel, today announced financial results for the three months and fiscal year ended December 31, 2006.

For the three months ended December 31, 2006, net sales increased 52% to $3.9 million compared to $2.5 million in the corresponding period a year ago. Net income was $.25 million versus a loss of $.51 million last year. Basic and diluted earnings per share were $0.01 compared to a loss of $0.03 in the prior year period. On a non-GAAP basis, basic and diluted earnings per share excluding interest, taxes, depreciation, amortization, employee stock option expense and the change in the fair value of the warrant liability were a loss of $0.02 versus a loss of $0.03 last year.

For the year ended December 31, 2006, net sales increased 33% to $9.6 million compared to $7.2 million in the prior year. Net loss was $4.36 million versus a loss of $1.08 million last year. Basic and diluted earnings per share were a loss of $0.17 compared to a loss of $0.07 a year ago. On a non-GAAP basis, basic and fully diluted earnings per share excluding interest, taxes, depreciation, amortization, employee stock option expense and the change in the fair value of the warrant liability were a loss of $0.09 versus a loss of $0.06 last year.

"2006 was a year of significant achievements for Ironclad, with our strong sales growth a reflection of successful execution on key growth initiatives," said Ed Jaeger, President and CEO of Ironclad Performance Wear Corporation. "We became a public company in May raising $7.3 million to fund our growth and established a $3 million working capital financing facility. We further expanded our distribution network into our core industrial market, and made significant inroads into the sporting goods and action lifestyle markets. We also leveraged existing relationships with home center retailers to expand our task-specific glove offerings."

Mr. Jaeger continued, "During the year, we continued to invest in our apparel division as we began development of a full line of performance work wear and strengthened our management team by adding Jim McLaughlin, VP of Sales - Apparel, and Reade Simonds, Director of

Apparel - both of whom have extensive experience in work wear and action sports apparel. We extended our global footprint into Canada through Canadian Industrial Distributors, with our performance gloves and apparel now available to the professional worker, fire departments and other government bodies in that country."

FOURTH QUARTER RESULTS
Net sales for the fourth quarter increased 52% to $3.9 million compared to $2.5 million in the prior year. Glove sales were $3.74 million compared to $2.45 million a year ago, an increase of 53%. Apparel sales increased 45% to $0.14 million versus $0.09 million last year. Sales to "Big Box" home centers were $1.21 million compared to $0.16 million in the prior year. International sales were $0.37 million versus $0.05 million last year. Net sales increased primarily due to expansion of business with certain existing customers, addition of new customers, aggressive sales promotion programs, increased staffing in sales, and higher expenditures in sales and marketing.

Gross profit in the fourth quarter increased to $1.52 million or 39.1% of sales compared to $0.97 million or 37.7% of sales in the prior year. Gross profit on gloves and apparel were 40.4% and 4.6%, respectively versus 39.0% and 3.3% last year.

Operating expenses in the fourth quarter were $2.27 million or 58.6% of sales compared to $1.44 million or 56.5% of sales in the prior year. Operating expenses included $0.18 million of employee stock option expense in the fourth quarter versus zero last year. In addition to employee stock option expense, the primary reasons for the increase in operating expenses were increased staffing and higher expenditures in sales and marketing to position Ironclad for future growth.

The loss from operations in the fourth quarter was $0.76 million or 19.5% of sales compared to a loss of $0.47 million or 18.5% of sales in the prior year.

Other income (expense) in the fourth quarter included $0.98 million of income from adjustment of the fair value of the warrant liability. There was no warrant liability in the prior year.

FISCAL 2006 YEAR-END RESULTS
Net sales for the fiscal year ended December 31, 2006 increased 33% to $9.6 million compared to $7.2 million in the prior year. Glove sales were $9.15 million versus $7.10 million a year ago, an increase of 29%. Apparel sales increased 358% to $0.43 million from $0.09 million last year. Apparel was introduced in the fourth quarter of 2005. Sales to "Big Box" home centers were $2.67 million compared to $0.58 million in the prior year. International sales were $0.64 million versus $0.27 million last year. Net sales increased primarily due to expansion of business with certain existing customers, addition of new customers, a full year of apparel sales, aggressive sales promotion programs, increased staffing in sales, and higher expenditures in sales and marketing.

Gross profit in the fiscal year ended December 31, 2006 increased to $3.61 million or 37.7% of sales compared to $3.16 million or 43.8% of sales in the prior fiscal year. Gross profit on gloves and apparel were 39.2% and 6.5%, respectively versus 44.4% and 3.3% last year. The 6.1 basis point decrease in total gross profit was primarily due to a higher proportion of sales to "Big Box" home centers and international distributors, aggressive sales promotion programs with new and existing customers, the introduction of apparel sales, and an increase in in-bound transportation costs.


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


Operating expenses for the fiscal year ended December 31, 2006 were $6.64 million or 69.3% of sales compared to $4.14 million or 57.5% in the prior year. Operating expenses included $0.62 million of employee stock option expense versus zero last year. In addition to employee stock option expense, the primary reasons for the increase in operating expenses were increased staffing, higher expenditures in sales and marketing, and expense associated with being a public company.

The loss from operations for the fiscal year ended December 31, 2006 was $3.02 million or 31.5% of sales compared to a loss of $0.99 million or 13.7% of sales in the prior year.

Other income (expense) in the fiscal year ended December 31, 2006 included $1.08 million of expense from adjustment of the fair value of the warrant liability and $0.26 million of imputed interest expense on warrants issued in conjunction with debt financing.

CASH
Cash at December 31, 2006 was $2.0 million compared to $0.03 million at December 31, 2005. The increase was due to proceeds from the PIPE financing completed in May 2006.

INVENTORY
Inventory and deposits on inventory were $3.03 million at December 31, 2006 compared to $1.28 million at the end of fiscal 2005. Inventory levels at the end of fiscal 2005 were low due to lack of working capital, which was resolved with the PIPE financing in May 2006.

WORKING CAPITAL
Net working capital at December 31, 2006 was $3.81 million compared to a net working capital deficit of $0.38 million at the end of 2005. Net working capital increased due to proceeds from the PIPE financing in May 2006.

LINE OF CREDIT
The Company's line of credit with Wells Fargo Century at December 31, 2006 was $3.0 million of which $1.56 million was outstanding. This compared with a line of credit with a local bank at the end of 2005 which was $1.25 million and had $0.86 million outstanding.

WARRANT LIABILITY
The warrant liability of $0.065 million at December 31, 2006 represents the fair value of warrants issued in conjunction with debt financing. The warrant liability associated with warrants issued in conjunction with the PIPE financing was satisfied in the fourth quarter of 2006 upon registration of the common shares underlying the warrants.

OUTLOOK
The Company reiterated its guidance for net sales in 2007 of $14-15 million, representing an increase of 46% to 56% over $9.6 million in 2006. The majority of the increase is expected to occur in the second half of 2007.

"We remain focused on expanding our markets both domestically and internationally, and expect the "Big Box" retailers, the industrial market and international sales to be key revenue drivers in 2007," said Ed Jaeger. "On the international front, we recently appointed Mark Mackay as VP - International to spearhead our expansion into Europe and other international markets."


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


He continued, "Apparel is another major growth driver for Ironclad in 2007. In the second half of 2005, we launched our initial line of high performance apparel with eight technical work wear items. In 2007, we have expanded our existing offering by introducing a full line of performance work wear apparel."

CONFERENCE CALL

Ironclad will hold its Q4 and year-end 2006 earnings conference call Monday, March 5th, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To participate in the conference call, investors should dial 877-704-5379 ten minutes prior to the call. International callers should dial 913-312-1293. If you are unable to participate in the live call, a replay will be available through Monday, March 19th. To access the replay, dial 888-203-1112 (passcode: 2060431). International callers should dial 719-457-0820 and use the same passcode.

In addition, the earnings call will also be broadcast live over the Internet and can be accessed at www.ironclad.com and www.earnings.com. For those unable to participate during the live broadcast, the Webcast will be archived on these same Websites through Monday, March 19th.

ABOUT IRONCLAD PERFORMANCE WEAR CORPORATION

Ironclad, which created the performance work glove category in 1998, continues to lead the construction and industrial markets in innovation, technology, design, advanced material science and durability. Ironclad designs, manufactures and sells a comprehensive line of task-specific gloves and performance fabric apparel available at hardware stores, lumber yards, home centers, industrial suppliers, and sporting goods retailers nationwide, and in Australia, Canada, and Japan.

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

NON-GAAP PRESENTATION

To supplement the consolidated financial information presented on a GAAP basis, management has provided non-GAAP basic and diluted earnings per share that excludes interest, taxes, depreciation, amortization, employee stock option expense and the change in the fair value of the warrant liability in 2006. The Company believes that this non-GAAP financial measure provides investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company's ongoing operating results and trends, compared with historical results. This presentation is also consistent with management's internal use of the measure, which it uses to measure the performance of ongoing operating results, against prior periods and against internally developed targets. The non-GAAP measure of financial performance used by the Company is not a measure of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures as an indicator of the Company's financial performance or liquidity.


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


INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.
Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Ironclad's filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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


                      IRONCLAD PERFORMANCE WEAR CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Three Months    Three Months    Twelve Months   Twelve Months
                                                       Ended          Ended           Ended           Ended
                                                   December 31,    December 31,    December 31,    December 31,
                                                       2006            2005            2006            2005
                                                   ------------    ------------    ------------    ------------
Net sales ......................................   $  3,878,568    $  2,545,671    $  9,581,210    $  7,199,023

Cost of sales ..................................      2,361,144       1,579,164       5,967,566       4,043,739

OPERATING EXPENSES
Selling, general and administrative expense ....      2,273,274       1,438,052       6,636,146       4,140,873
                                                   ------------    ------------    ------------    ------------

LOSS FROM OPERATIONS ...........................       (755,850)       (471,545)     (3,022,502)       (985,589)

OTHER INCOME(EXPENSE)
     Interest expense ..........................        (29,162)        (48,935)       (104,575)        (97,839)
     Interest expense from warrants issued
       as financing costs ......................           --              --          (256,188)           --
     Interest income ...........................         28,333            --            70,660            --
     Change in fair value of warrant liabilities        978,072            --        (1,082,944)           --
     Loss on disposition of equipment ..........           --            (6,956)           --           (10,244)
     Other income(expense), net ................           --            16,459           2,397          14,216
                                                   ------------    ------------    ------------    ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES .....        221,393        (510,977)     (4,393,152)     (1,079,456)

PROVISION FOR INCOME TAXES .....................        (30,979)            824         (30,179)            800
                                                   ------------    ------------    ------------    ------------

NET INCOME(LOSS) ...............................   $    252,372    $   (511,801)   $ (4,362,973)   $ (1,080,256)
                                                   ============    ============    ============    ============

BASIC AND DILUTED NET INCOME

(LOSS) PER COMMON SHARE ........................   $       0.01    $      (0.03)   $      (0.17)   $      (0.05)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING .....     30,020,908      15,596,310      24,961,749      21,423,006


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


                      IRONCLAD PERFORMANCE WEAR CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                   AT DECEMBER 31, 2006 AND DECEMBER 31, 2005

                                                        December 31,    December 31,
                                                            2006            2005
                                                        ------------    ------------
CURRENT ASSETS
    Cash and equivalents ............................   $  2,012,166    $     29,573
    Accounts receivable net of allowance for doubtful
       accounts of $26,000 and $21,000 ..............      2,023,792       1,410,124
    Inventory .......................................      2,963,869         984,038
    Deposits on inventory ...........................         61,555         300,277
    Prepaid and other ...............................        136,927         142,139
                                                        ------------    ------------

          TOTAL CURRENT ASSETS ......................      7,198,309       2,866,151

PROPERTY, PLANT AND EQUIPMENT
    Computer equipment and software .................        210,053         162,996
    Vehicles ........................................         46,280          42,230
    Office equipment and furniture ..................        154,193          72,761
    Less: accumulated depreciation ..................       (256,196)       (218,645)
                                                        ------------    ------------

       TOTAL PROPERTY PLANT AND EQUIPMENT, NET ......        154,330          59,342

     Loan acquisition costs, net of accumulated
         amortization of $-0- and $ 9,202 ...........           --            15,798
    Trademarks, net of accumulated amortization of
         $5,590 and $2,771 ..........................         76,809          53,610
    Deposits ........................................         22,354          28,404
                                                        ------------    ------------

TOTAL ASSETS ........................................   $  7,451,802    $  3,023,305
                                                        ============    ============

CURRENT LIABILITIES
    Accounts payable and accrued expenses ...........   $  1,825,515    $  1,881,537
    Bank lines of credit ............................      1,563,678         861,612
    Note Payable ....................................           --           500,000
    Current portion of capital lease ................          3,411           2,775
                                                        ------------    ------------

       TOTAL CURRENT LIABILITIES ....................      3,392,604       3,245,924

    Long term portion of capital lease obligations ..          1,642           5,053
    Fair value of warrant liability .................         65,268            --
                                                        ------------    ------------

       TOTAL LIABILITIES ............................      3,459,514       3,250,977

STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock, $0.001 par value per share,
      172,744,750 shares authorized, 30,064,060
      and 15,622,197 shares issued and outstanding ..         30,008          15,624
    Capital in Excess of Par Value ..................     11,190,146       2,621,614
    Accumulated deficit .............................     (7,227,866)     (2,864,910)
                                                        ------------    ------------

       TOTAL STOCKHOLDERS' EQUITY (DEFICIT) .........      3,992,288        (227,672)
                                                        ------------    ------------

TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY (DEFICIT) ..................   $  7,451,802    $  3,023,305
                                                        ============    ============


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


CONTACTS:

Ironclad:                  Integrated Corporate Relations:
Ed Jaeger, CEO             John Mills / Anne Rakunas
(310) 643-7800 X106        (310) 954-1100

Thomas Walsh, CFO
(310) 643-7800 X120


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